Exhibit 10.2

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) is entered into as of March 4, 2014, by and between Allerayde SAB, Inc., a Florida corporation (the “Company”) and Allerayde SAB Limited, a UK established company (“ASAB-UK”).

WHEREAS, that on March 21, 2013, the Company entered into a Share Exchange Agreement with ASAB-UK, to acquire the ASAB-UK and the intellectual property, intangible and other assets of ASAB-UK, (referred to as the “Share Exchange Agreement”);

WHEREAS, upon completion of the Share Exchange Agreement, Michael J. Rhodes (Mr. Rhodes”) acquired 75,872,411 shares constituting a majority of the voting shares of the Company in exchange for his ownership of ASAB-UK and was subsequently elected and appointed as the sole officer and director of the Company; and

WHEREAS, the Company, Mr. Rhodes and ASAB-UK desire to terminate the Purchase Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Termination. The Company, Mr. Rhodes and ASAB-UK hereby agree that effective at a date specified after completion of the filing of the Company’s December 31, 2013 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for 2014, but no later than December 1, 2014, that the Share Exchange Agreement shall be terminated and be of no further force or effect.

Section 2. Waiver and Release of Obligations.

(a) ASAB-UK agrees that any and all obligations of the Company under the Share Exchange Agreement is hereby waived and terminated and of no further effect.

(b) Upon the execution of this Agreement, ASAB-UK and its assigns, successors, subsidiaries, affiliates, owners, members, predecessors, agents, representatives, officers, directors, and employees forever mutually release and discharge the Company’s assigns, successors, subsidiaries, affiliates, owners, shareholders, predecessors, agents, representatives, officers, directors, and employees from any and all causes of action, actions, judgments, liens, damages, losses, claims, liabilities, and demands whatsoever, whether known or unknown, which each other had, now has, or hereafter can, shall, or may have, however arising, including by reason of any duty, breach, act, omission, condition or occurrence through and including the date of this Agreement and/or by reason of any fact, act, matter, cause or thing of any kind whatsoever.

Section 3. Miscellaneous.

(c) Expenses. Each party shall bear its own costs and expenses, including legal fees, incurred or sustained in connection with the preparation of this Agreement and related matters.

(d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company, Mr. Rhodes and ASAB-UK.

(e) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties.

(g) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(h) Governing Law. This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and to be preformed entirely with such State, without regard to the principles of conflict of laws.

(i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j) Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereof have as of the date first written above executed this Agreement.

Allerayde SAB Limited

By:	/s/ Michael J. Rhodes
Name:	Michael J. Rhodes
Title:	President

By:	/s/ Alan W. Grofe
Name:	Alan W. Grofe
Title:	CEO

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